Exhibit 10.1

AMENDMENT NO. 9 TO SALE AND SERVICING AGREEMENT

(VFCC Transaction with Ares Capital CP Funding LLC)

THIS AMENDMENT NO. 9 TO THE SALE AND SERVICING AGREEMENT, dated as of October 18, 2007 (this “Amendment”), is entered into in connection with that certain Sale and Servicing Agreement, dated as of November 3, 2004 (as amended, modified, waived, supplemented or restated through the date hereof, the “Sale and Servicing Agreement”), by and among Ares Capital CP Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the originator (together with its successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the Conduit Purchasers and Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Purchaser Agent with respect to Variable Funding Capital Company LLC (f/k/a Variable Funding Capital Corporation), as Conduit Purchaser (together with its successors and assigns in such capacity, the “VFCC Agent”), U.S. Bank National Association, as the trustee (together with its successors and assigns in such capacities, the “Trustee”), and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Sale and Servicing Agreement, and, pursuant to and in accordance with Section 13.1 thereof, the parties hereto desire to amend the Sale and Servicing Agreement, in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recital, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.         AMENDMENTS.

(a)           Section 1.1 of the Sale and Servicing Agreement is hereby amended by amending and restating in their entirety the following defined terms:

“Broadly Syndicated Loan”: Any Loan that is a Term Loan or a Revolving Loan that (i) is secured by a valid and perfected first priority lien on all of the Obligor’s assets constituting Related Property for the Loan (which may include a pledge of common equity), subject to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities, and such other exceptions to which similar Related Property is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Underlying Instruments and UCC financing statements, (ii) is to an Obligor issued as part of a loan facility with an original facility amount (including any first and second lien loans included in such facility) of greater than $250,000,000, including for purposes of this definition the maximum available amount of commitments under Revolving Loans and Delayed Draw Term Loans, and (iii) is rated at least B- by S&P and B3 by Moody’s. For avoidance of doubt, (i) Broadly Syndicated Loans may include multiple tranches of a single facility and (ii) a Broadly Syndicated Loan that satisfies some but not all of the foregoing provisions of this definition may still be eligible for purchase by the Borrower as another loan type, subject to such Loan’s satisfaction of the criteria set forth in the definitions of those Loans and in the definition of Eligible Loan.

“Servicing Fee”:  The Senior Servicing fee and the Junior Servicing Fee, collectively.

(b)           Section 1.1 of the Sale and Servicing Agreement is hereby amended by adding the following defined terms in the proper alphabetical order:

“Diversity Score”:  The single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Schedule X hereto.”

“Junior Servicing Fee”:  The fee payable to the Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to the product of (i) 0.50%, (ii) Aggregate Outstanding Loan Balance as of the first day of the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360.

“Senior Servicing Fee”:  The fee payable to the Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to the product of (i) 0.50%, (ii) Aggregate Outstanding Loan Balance as of the first day of the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360.

(c)           The definition of “Advance Rate” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by replacing the table in the definition with the following:

Diversity Score:	< 15.00		> 15.00
Pool Yield:	> 4.0%	> 3.0%	> 4.0%	> 3.0%

Broadly Syndicated Loans	77.5%	77.5%	80.0%	80.0%

Senior Secured ABLs	77.5%	77.5%	80.0%	80.0%

First Lien Loans	77.5%	75.0%	80.0%	77.5%

Qualified Second Lien Loans	72.5%	70.0%	75.0%	72.5%

Second Lien Loans	68.0%	66.0%	70.0%	70.0%

Senior Subordinated Loans	63.0%	60.0%	63.0%	63.0%

Junior Subordinated Loans	50.0%	50.0%	50.0%	50.0%

Dip Loans	50.0%	50.0%	50.0%	50.0%

(d)           The definition of “Concentration Limits” set forth in Section 1.1 of the Sale and Servicing Agreement is hereby amended by deleting the number “8.0%” from clause (h)(iii) thereof and replacing it with “the LIBOR Rate + 5.00%”.

(e)           The definition of “Facility Termination Date” set forth in Section 1.1 of the Sale and Servicing Agreement is hereby amended by replacing the date “October 30, 2009” with the date “October 6, 2010”.

(f)            The definition of “Pool Yield” set forth in Section 1.1 of the Sale and Servicing Agreement is hereby amended by inserting the word “Senior” immediately before the words “Servicing Fee” in clause (a)(ii) thereof.

(g)           The definition of “Termination Date” set forth in Section 1.1 of the Sale and Servicing Agreement is hereby amended by replacing the date “October 31, 2007” in clause (iii) thereof with the date “October 8, 2008”.

(h)           Section 2.9(a)(4) of the Sale and Servicing Agreement is hereby amended and restated as follows:

“to the Servicer (i) if the Originator, or an Affiliate of the Originator, is the Servicer, in an amount equal to any accrued and unpaid Senior Servicing Fees to the end of the related Collection Period, or (ii) if the Originator, or an Affiliate of the Originator, is not the Servicer, in an amount equal to any accrued and unpaid Servicing Fees to the end of the related Collection Period;”

(i)            Section 2.9(a) of the Sale and Servicing Agreement is hereby amended by inserting the following clause (9) and renumbering the existing clauses accordingly:

“(9)         to the Servicer (but only if the Originator, or an Affiliate of the Originator, is the Servicer), in an amount equal to any accrued and unpaid Junior Servicing Fees to the end of the related Collection Period;”

(j)            Section 2.10(a)(4) of the Sale and Servicing Agreement is hereby amended and restated as follows:

“to the Servicer (i) if the Originator, or an Affiliate of the Originator, is the Servicer, in an amount equal to any accrued and unpaid Senior Servicing Fees to the end of the related Collection Period, or (ii) if the Originator, or an Affiliate of the Originator, is not the Servicer, in an amount equal to any accrued and unpaid Servicing Fees to the end of the related Collection Period;”

(k)           Section 2.10(a) of the Sale and Servicing Agreement is hereby amended by inserting the following clause (9) and renumbering the existing clauses accordingly:

“(9)         to the Servicer (but only if the Originator, or an Affiliate of the Originator, is the Servicer), in an amount equal to any accrued and unpaid Junior Servicing Fees to the end of the related Collection Period;”

(l)            Section 2.14(b) of the Sale and Servicing Agreement is hereby amended by inserting the words “or Senior Servicing Fee, as applicable,” immediately after the words “Servicing Fee” therein and adding the following at the end of the sentence before the period:

“, and the Junior Servicing Fee in accordance with Section 2.9(a)(9) and Section 2.10(a)(9), as applicable”.

(m)          Section 6.8 of the Sale and Servicing Agreement is hereby amended by inserting the words “or Senior Servicing Fee, as applicable,” immediately after the words “Servicing Fee” therein and adding the following at the end of the sentence before the period:

“, and the Junior Servicing Fee to the extent of funds available therefor pursuant to the provisions of Section 2.9(a)(9) or Section 2.10(a)(9), as applicable”.

(n)           The Schedules to the Sale and Servicing Agreement is hereby amended by adding Schedule X, which is attached hereto, in the proper numerical alphabetical order

Pursuant to Section 8.6(h) of the Sale and Servicing Agreement, the Administrative Agent hereby directs the Trustee to enter into this Amendment.

SECTION 2.         INTENTIONALLY OMITTED.

SECTION 3.         Agreement in Full Force and Effect as AMENDED.

Except as specifically amended hereby, all provisions of the Sale and Servicing Agreement are hereby ratified and shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Sale and Servicing Agreement.

SECTION 4.         Representations.

Each of the Borrower and the Servicer represent and warrant as of the date of this Amendment as follows:

(i)            it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)           the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv)          this Amendment has been duly executed and delivered by it;

(v)           this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)          it is not in default under the Sale and Servicing Agreement, as amended hereby; and

(vii)         upon giving effect to this Amendment, there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 5.         Conditions to Effectiveness.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 6.         Miscellaneous.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)           This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Sale and Servicing Agreement.

(e)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONDUIT PURCHASER:	VARIABLE FUNDING CAPITAL COMPANY LLC (f/k/a Variable Funding Capital Corporation)

	By:	Wachovia Capital Markets, LLC,
as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ David Shutley
Name: David Shutley
Title: Director

THE BORROWER:	ARES CAPITAL CP FUNDING LLC

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

THE ORIGINATOR AND THE SERVICER:	ARES CAPITAL CORPORATION

	By:	/s/ Richard S. Davis
Name: Richard S. Davis
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

	By:	/s/ John T. Edwards
Name: John T. Edwards
Title: Assistant Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Acknowledged and Agreed to as of the date first written above: WACHOVIA BANK, NATIONAL ASSOCIATION, as a Hedge Counterparty

By:	/s/ Bruce Young
Name: Bruce Young
Title: Senior Vice President

SCHEDULE X

Diversity Score

The Diversity Score for the Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)            An “Obligor Par Amount” is calculated for each Obligor represented in the Collateral by summing the Outstanding Loan Balance of each Loan in the Collateral of that Obligor or any Affiliate of that Obligor.

(ii)           An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of Obligors represented. For purposes of calculating the number of Obligors, any Obligors which are Affiliates will be considered one Obligor; provided, however, that for purposes of this calculation, the term “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments.

(iii)          An “Equivalent Unit Score” is calculated for each Obligor represented in the Collateral by taking the lesser of (a) one and (b) the Obligor Par Amount for such Obligor divided by the Average Par Amount. For purposes of calculating the Equivalent Unit Score, any Obligors which are Affiliates will be considered one Obligor; provided, however, that for purposes of this calculation, the term “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments.

(iv)          An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s Industry Classification Groups by summing the Equivalent Unit Scores for each Obligor in the industry.

(v)           An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score. If any Aggregate Industry Equivalent Unit Score falls between any two scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores.

(vi)          Charged-Off Loans shall be excluded from the calculation of the Diversity Score.

Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200